Exhibit 10.33
WIND DOWN AGREEMENT
     This WIND DOWN AGREEMENT (this “Agreement”), dated September 30, 2010, is by and between SLATE CAPITAL LLC (the “Company”), and HAVERHILL RECEIVABLES, LLC (“Haverhill”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).
     WHEREAS Haverhill and the Company entered into that certain Purchase Agreement, dated February 1, 2010 (the “Purchase Agreement”) pursuant to which Haverhill agreed to sell, and the Company agreed to purchase, certain Receivables;
     WHEREAS Haverhill and the Company agree and acknowledge that this Agreement constitutes notice by the Company to Haverhill of the occurrence of a Purchase Termination Date effective as of the date of this Agreement based on the exhaustion of the structured settlement purchase capacity set forth in Schedule X to the Purchase Agreement;
     WHEREAS Haverhill and the Company agree that the Selling Period is terminated effective as of the date of this Agreement; provided that, notwithstanding the termination of the Selling Period, certain limited purchases of certain Receivables by the Company will continue until December 31, 2010 subject to the terms and conditions noted below; and
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows:
ARTICLE I
Wind Down Purchase Terms and Conditions
     As of the date hereof, a Purchase Termination Date shall be deemed to have occurred, notwithstanding that no Termination Event has occurred, and the Selling Period shall without further action be deemed irrevocably terminated; provided that the Company and Haverhill agree that certain limited purchases of certain Receivables will be permitted until December 31, 2010 (“Wind Down Purchases”) as set forth below:
     1. Wind Down Purchases. The Company will purchase from Haverhill each Receivable that satisfies all of the Eligibility Criteria on or before 5 p.m. E.T. on November 15, 2010, including, for the avoidance of doubt, the requirement to obtain completed documentation as referenced in (xi)-(xiv) of Schedule VI to the Purchase Agreement (which documentation shall have been submitted to the Company on or before 5 p.m. E.T. on November 15, 2010); provided that Haverhill must deliver to the Company on or before 4 p.m. E.T. on December 28, 2010 with respect to each such Receivable (i) a Purchase Notice delivered in accordance with the Purchase Agreement and (ii) a fully completed Settlement Package for such Receivable along with any other information requested under Section 2.01 of the Purchase Agreement.
     2. For the avoidance of doubt, notwithstanding anything to the contrary herein or elsewhere, (a) the Company is not obligated to purchase any Receivables from Haverhill at any time after 4 p.m. E.T. on December 31, 2010 or at any time on any date thereafter, and (b) except as modified above, the Wind Down Purchases will be subject to the terms and conditions of the Purchase Agreement and all other relevant Transaction Documents.
     3. Haverhill shall have no other obligations or duties in relation to the Company that are inconsistent with the terms and conditions of this Agreement and the Purchase Agreement. For the avoidance of doubt, the Company shall not be entitled to receive any Termination Fee under the Purchase Agreement. In addition, notwithstanding anything to the contrary contained in this Agreement, (a) both the Company and Haverhill acknowledges and agrees that Haverhill, the Company, and any other Purchaser, if applicable, will remain subject to and bound by the provisions of Article VIII of the Purchase Agreement following the Purchase Termination Date, and (b) the Company, and any other Purchaser, if applicable, will remain subject to and bound by the provisions of Section 2.06 of the Purchase Agreement for three (3) years following the Purchase Termination Date.
     4. Section 5.01(e) of the Purchase Agreement shall be amended and restated as follows:
Inspection of Books and Records. The Purchaser and its designees (and designated representatives thereof) and independent accountants appointed by, or other agents of, any of the foregoing, upon reasonable prior written notice to the Seller, shall have the right no more often than two (2) times each calendar year, to visit the Seller’s office(s) and other place(s) of business and (i) discuss the affairs, finances and accounts of the Seller with, and to be advised as to the same by, its officers, and (ii) examine the books of account and records of the Seller, and to make or be provided with copies and extracts therefrom (clauses (i) and (ii) together, an “Inspection”), all at such reasonable times and intervals and to such reasonable extent during regular business hours as the Purchaser and its designees (and designated representatives thereof) and independent accountants appointed by, or other agents of, any of the foregoing, as applicable, may desire; provided however, that it is agreed and acknowledged by the parties hereto that if the Seller, the Originator or the Servicer are physically located in more than one geographic location and that in connection with any such Inspection it is necessary to visit more than one of these locations, then for the purposes of determining how many times in a particular calendar year the Seller, the Originator and the Servicer are obligated to facilitate or participate in an Inspection hereunder or pursuant to Section 4.9 of the Servicing Agreement or Section 5.02(e) of the Receivables Sale Agreement, visits to separate offices shall be considered to be part of the same Inspection and shall not each count as a separate Inspection. For the avoidance of doubt, for so long as the Originator and the Servicer are the same entity and the Seller is a wholly-owned subsidiary of such entity and the Originator, the Servicer and the Seller each have a principal place of business at the same location, (x) each Inspection conducted pursuant to this Section 5.01(e) shall also constitute an Inspection pursuant to Section 4.9 of the Servicing Agreement and Section 5.02(e) of the Receivables Sale Agreement and (y) each Inspection conducted pursuant to Section 4.9 of the

Servicing Agreement and Section 5.02(e) of the Receivables Sale Agreement shall also constitute an Inspection pursuant to this Section 5.01(e).
     5. Notwithstanding anything to the contrary in the Purchase Agreement, the following provisions in the Purchase Agreement will no longer be effective as of January 1, 2011:
     (a) Section 2.05;
     (b) 5.01(j);
     (c) 5.01(p);
     (d) 5.01(q);
     (e) 5.01(t), provided that, if not publicly available, financial statements of Imperial Holdings, Inc. shall be provided promptly upon request of the Company;
     (f) 5.01(w);
     (g) Section 9.01; and
     (h) Section 9.03.
ARTICLE II
Representations and Authority
     Each of the parties hereto represents and warrants that (a) there are no pending agreements, transactions, or negotiations to which it is a party that would render this Agreement or any part thereof void, voidable, or unenforceable and (b) it has entered into this Agreement based upon its own respective independent assessment of its rights and obligations under the Purchase Agreement after consultation with those of its representatives and/or advisors as it deems appropriate, and not based upon any representations or advice, whether accounting, tax or legal related or otherwise, made by the other party to this Agreement or such other party’s representatives or advisors.
ARTICLE III
Miscellaneous
     Amendment. This Agreement may not be amended, nor any of its provisions waived, except by written amendment or waiver executed by each of the parties.
     Multiple Counterparts. This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement.

     Governing Law. This Agreement shall be governed by and construed in accordance the laws of New York (including without limitation Section 5-1401 of the General Obligations Laws but otherwise without regard to the conflict of law provisions).
     Consent. The parties acknowledge that the Company has executed and delivered to Haverhill a Consent Letter Regarding S-1 Registration Statement and Related Exhibits dated as of September 30, 2010.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective authorized officers as of the date first stated above.

HAVERHILL RECEIVABLES, LLC
By:
Name:
Title:

SLATE CAPITAL LLC
By:
Name:
Title:

ACKNOWLEDGED AND AGREED: WASHINGTON SQUARE FINANCIAL, LLC
By:
Name:
Title: